Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP PRESENTS AT OPPENHEIMER CONSUMER GROWTH CONFERENCE

LEBANON, Tenn. – June 30, 2008 – CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) will be participating in the Oppenheimer 8th Annual Consumer Growth Conference to be held in Boston at the Four Seasons Hotel.  The Company’s presentation will begin at 10:15 a.m. Eastern Time on Tuesday, July 8, 2008.  Chairman, President and Chief Executive Officer Michael A. Woodhouse will be speaking at the conference.

The live broadcast of the presentation at the Oppenheimer Conference will be available on-line in the Events area of the Company’s website at investor.cbrlgroup.com.  An on-line replay of the webcast will be available for two weeks afterward.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 577 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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